UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): October 19, 2010

Eastman Kodak Company
(Exact name of registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

343 State Street,
Rochester, New York 14650
(Address of Principal Executive Office) (Zip Code)

Registrant's telephone number, including area code:   (585) 724-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Securities Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c)under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.03 Amendments to Articles of Incorporation or Bylaws; Change in Fiscal Year.

On October 19, 2010, the Board of Directors of Eastman Kodak Company (“the Company") approved an amendment to Article 8, Section 2(b) of the Company's by-laws to authorize the Company, to the full extent authorized or permitted by law, to advance expenses and indemnify and hold harmless against liabilities Company employees who are named as a party to or threatened to be made a party to any legal action by reason of the fact that the employee was serving at the request of the Company or authorized representative of the Company.

Prior to this amendment, Article 8, Section 2(b) provided that authorization from the Board of Directors was required before Company management could advance expenses and indemnify or hold harmless Company employees.  The Board of Directors approved the amendment to allow the Company to provide more expeditiously for indemnification and advancement of expenses for employees named or threatened to be named in a legal proceeding as a result of the performance of their responsibilities for the Company.

A copy of the amended and prior versions of Article 8, Section 2 of the Company's by-laws is attached as Exhibit (99.2).

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

(99.2)  Amended and prior versions of Article 8, Section 2 of the By-laws of Eastman Kodak Company.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

EASTMAN KODAK COMPANY

By:  /s/ Patrick M. Sheller

                                                                                                        Patrick M. Sheller
                                                                                                        Corporate Secretary

Date:  October 22, 2010

EASTMAN KODAK COMPANY
INDEX TO EXHIBITS

Exhibit No.

(99.2)  Amended and prior versions of Article 8, Section 2 of the By-laws of Eastman Kodak Company.